Exhibit 99.3

CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (the “Agreement”) is entered into as of the 14th day of November, 2011 by and between MAINSOURCE FINANCIAL GROUP, INC. (the “Company”), an Indiana corporation, and DARYL R. TRESSLER (the “Executive”).

RECITALS:

WHEREAS, the Executive and Company are parties to an Executive Severance Agreement dated as of January 16, 2001, as such Agreement may have been amended as of the date of this agreement (the “Prior Agreement”); and

WHEREAS, in consideration of the Company’s implementation of certain executive compensation plans the Company has requested that Executive agree to terminate the Prior Agreement and execute this Agreement with such changes as the Company and Executive agree; and

WHEREAS, the Executive has agreed to execute this Agreement in replacement of the Prior Agreement; and

WHEREAS, the Board has authorized the Company to enter into this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Executive hereby agree as follows:

AGREEMENT:

1.             Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

(a)   “Bonus Amount” means the annual incentive bonus earned by Executive from the Company during the last completed fiscal year of the Company immediately preceding Executive’s Date of Termination (annualized in the event Executive was not employed by the Company for the whole of any such fiscal year).

(b)   “Cause” means (i) the willful and continued failure of Executive to perform substantially his duties with the Company (other than any such failure resulting from Executive’s incapacity due to physical or mental illness or any such failure subsequent to Executive being delivered a Notice of Termination without Cause by the Company or delivering a Notice of Termination for Good Reason to the Company) after a written demand for substantial performance is delivered to Executive by the Board that specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive’s duties, (ii) the willful engaging by Executive in illegal conduct or gross misconduct that is demonstrably and materially injurious to the Company, or (iii) the conviction of Executive of, or a plea by Executive of nolo contendre to, a felony.  For purpose of this paragraph (b), no act or failure to act by Executive shall be considered “willful” unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive’s action or omission was legal, regulatory compliant, and in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Company or upon the instructions of the Company’s chief executive officer or another senior officer of the Company, shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.  Cause shall not exist unless and until the Company has delivered to Executive a copy of a resolution duly adopted by three-fourths (3/4) of the entire Board (excluding Executive if Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i) or (ii) has occurred and specifying the particulars thereof in detail. The Company must notify Executive of any event constituting Cause within 90 days following the Company’s knowledge of its existence or such event shall not constitute Cause under this Agreement.

(c)    “Change in Control” means the occurrence of any one of the following events:

(i)          individuals who, on January 1, 2011, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2011, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection by such Incumbent Directors to such nomination) shall be deemed to be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)         any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, or by any employee stock benefit trust created by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) pursuant to any acquisition by Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive); or (F) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (ii);

(iii)        the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40 percent of the total voting power of (x) the corporation resulting from the consummation of such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100 percent of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 25 percent or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least one-half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)        the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25 percent of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(d)   “Date of Termination” means (i) the effective date on which Executive’s employment by the Company terminates as specified in a prior written notice by the Company or Executive, as the case may be, to the other, delivered pursuant to Section 10, or (ii) if Executive’s employment by the Company terminates by reason of death, the date of Executive’s death.  Whether a termination has occurred will be interpreted in accordance with Treasury Regulation §1.409A-(1)(h).

(e)    “Disability” means termination of Executive’s employment by the Company due to Executive’s absence from Executive’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of Executive’s incapacity due to physical or mental illness.  The determination of Disability shall be made by a physician mutually agreed upon by both the Executive and the Company.

(f)    “Good Reason” means, without Executive’s express written consent, the occurrence of any of the following events after a Change in Control:

(i)          any change in the duties or responsibilities of Executive that is inconsistent in any material respect with Executive’s positions, duties, responsibilities or status with the Company immediately prior to such Change in Control (including any material diminution of such duties or responsibilities);

(ii)         (A) a material reduction by the Company in Executive’s rate of annual base salary as in effect immediately prior to such Change in Control, or as the same may be increased from time to time thereafter, or (B) the failure by the Company to pay Executive an annual bonus in respect of the year in which such Change in Control occurs in an amount greater than or equal to the annual bonus earned for the year prior to the year in which such Change in Control occurs, provided that Executive has met any requisite performance criteria threshold necessary to the payment of such annual bonus in respect of the year in which such Change in Control occurs.

(iii)        any requirement of the Company that Executive (A) be based anywhere more than 30 miles from the office where Executive is located at the time of the Change in Control, or (B) endure overnight travel on Company business to an extent substantially greater than the overnight travel obligations of Executive immediately prior to such Change in Control;

(iv)        the failure of the Company to (A) continue in effect any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan (individually or collectively, “Plan”)  in which Executive is participating immediately prior to such Change in Control or the taking of any action by the Company that would adversely affect Executive’s participation in or reduce Executive’s benefits under any such Plan, unless Executive is permitted to participate in other plans providing Executive with the same benefits that the party effecting the Change in Control (or, if applicable, its Parent Corporation) provides to an executive in a comparable position (or, in the case of a Parent Corporation, the executive of its principal banking or financial services subsidiary in a comparable position), or (B) provide Executive with paid time-off in accordance with the most favorable time-off policies of the Company and its affiliated companies as in effect for Executive immediately prior to such Change in Control, including the crediting of all service for which Executive had been credited under such vacation policies prior to the Change in Control; or

(v)         the failure of the Company to obtain the assumption (and, if applicable, guarantee) agreement from any successor (and Parent Corporation) as contemplated in Section 9(b).

The Executive must notify the Company within 90 days after existence of the initial condition giving rise to a termination for Good Reason.  The Company will then have a 30-day period after the Company receives notice from Executive to cure the condition and not be required to pay an amount under Section 4. Executive’s right to terminate employment for Good Reason shall not be affected by Executive’s incapacities due to mental or physical illness and Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason.

(g)   “Qualifying Termination” means a termination of Executive’s employment (i) by the Company other than for Cause, or (ii) by Executive for Good Reason.  Termination of Executive’s employment on account of death, Disability or Retirement shall not be treated as a Qualifying Termination.

(h)   “Retirement” means the termination of Executive’s employment on or after the first of the month coincident with or following Executive’s attainment of age 65, or such later date as may be provided in a written agreement between the Company and the Executive.

(i)     “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50 percent or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50 percent or more of the distribution of profits or 50 percent of the assets upon liquidation or dissolution.

(j)     “Termination Period” means the period of time beginning with a Change in Control and ending 24 months following such Change in Control.  Notwithstanding anything in this Agreement to the contrary, if (i) Executive’s employment is terminated prior to a Change in Control for reasons that would have constituted a Qualifying Termination if they had occurred following a Change in Control; (ii) Executive reasonably demonstrates that such termination (or Good Reason event) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control; and (iii) a Change in Control involving such third party (or a party competing with such third party to effectuate a Change in Control) does occur, then for purposes of this Agreement, the date immediately prior to the date of such termination of employment or event constituting Good Reason shall be treated as a Change in Control.  For purposes of determining the timing of payments and benefits to Executive under Section 4, the date of the actual Change in Control shall be treated as Executive’s Date of Termination under Section l(d).

2.             Obligation of Executive.  In the event of a tender or exchange offer, proxy contest, or the execution of any agreement that, if consummated, would constitute a Change in Control, Executive agrees not to voluntarily leave employment other than as a result of Disability, Retirement or an event that would constitute Good Reason if a Change in Control had occurred, until the Change in Control occurs or, if earlier, such tender or exchange offer, proxy contest or agreement is terminated or abandoned.

3.             Termination of Prior Agreement; Term of Agreement.  Executive and the Company agree that effective on the date hereof the Prior Agreement shall be terminated, and the parties hereby waive any required notices or other conditions to termination.  This Agreement shall be effective on the date hereof and shall continue in effect until the Company shall have given 24 months written notice of cancellation; provided, that, notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a 24-month period after a Change in Control, if such Change in Control shall have occurred during the term of this Agreement.  Notwithstanding anything in this Section to the contrary, this Agreement shall terminate if Executive or the Company terminates Executive’s employment prior to a Change in Control except as provided in Section 1(j).

4.             Payments Upon Termination of Employment.

(a)    Qualifying Termination — Cash Payment.  If during the Termination Period the employment of Executive shall terminate pursuant to a Qualifying Termination, then the Company shall provide to Executive, subject to the provisions of Section 11 hereunder:

(i)          within 20 days following the Date of Termination a lump-sum cash amount equal to the sum of (A) Executive’s base salary through the Date of Termination and any bonus amounts that have become payable, to the extent not theretofore paid or deferred, (B) a pro rata portion of Executive’s annual bonus for the fiscal year in which Executive’s Date of Termination occurs in an amount at least equal to (x) Executive’s Bonus Amount, multiplied by (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is 365, and reduced by (z) any amounts paid from the Company’s annual incentive plan for the fiscal year in which Executive’s Date of Termination occurs and (C) any accrued vacation pay, to the extent not theretofore paid; plus

(ii)         within 20 days following the Date of Termination, a lump-sum cash amount equal to the sum of (A) 2.0 times Executive’s highest annual rate of base salary during the 12-month period immediately prior to Executive’s Date of Termination, plus (B) 2.0 times Executive’s Bonus Amount; provided, however, that if Executive’s Date of Termination is within 24 months of the earliest date on which termination by the Executive could otherwise be considered a Retirement (“Retirement Date”), such sum shall be multiplied by a fraction (“Adjustment Fraction”), the numerator of which is equal to the number of full months from the Date of Termination to the Retirement Date, and the denominator of which is equal to 24.

(b)   Qualifying Termination — Continued Coverage.  If during the Termination Period the employment of Executive shall terminate pursuant to a Qualifying Termination, the Company shall continue to provide, for a 24-month period following Executive’s Date of Termination, Executive (and Executive’s dependents, if applicable) with the same level of medical, dental, accident, disability and life insurance benefits upon substantially the same terms and conditions (including contributions required by Executive for such benefits) as existed immediately prior to Executive’s Date of Termination (or, if more favorable to Executive, as such benefits and terms and conditions existed immediately prior to the Change in Control); provided, however, that if Executive’s Date of Termination is within 24 months of Executive’s Retirement Date, the period of time of continued benefits coverage (as described in this Section 4(b)) shall be equal to the product of (x) one, and (y) the Adjustment Fraction; provided, further, if Executive cannot continue to participate in the Company plans providing such benefits, the Company shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted.  Notwithstanding the foregoing, in the event Executive becomes reemployed with another employer and becomes eligible to receive welfare benefits from such employer, the welfare benefits described herein shall be secondary to such benefits during the period of Executive’s eligibility, but only to the extent that the Company reimburses Executive for any increased cost and provides any additional benefits necessary to give Executive the benefits provided hereunder.  The Executive’s accrued benefits as of the Date of Termination under the Company’s employee benefit plans shall be paid to Executive in accordance with the terms of such plans.

(c)    Other than Qualifying Termination. If during the Termination Period the employment of Executive shall terminate other than by reason of a Qualifying Termination, then the Company shall pay to Executive within 30 days following the Date of Termination, a lump-sum cash amount equal to the sum of (1) Executive’s base salary through the Date of Termination and any bonus amounts that have become payable, to the extent not theretofore paid or deferred, and (2) any accrued vacation pay, to the extent not theretofore paid.  The Company may make such additional payments, and provide such additional benefits, to Executive as the Company and Executive may agree in writing. The Executive’s accrued benefits as of the Date of Termination under the Company’s employee benefit plans shall be paid to Executive in accordance with the terms of such plans.

(d)   Suspension of Payments to Specified Employees.  To the extent such suspension is required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or Treasury Regulations issued pursuant to Code Section 409A, payment of all amounts of deferred compensation for purposes of Code Section 409A pursuant to Section 4 will be suspended for six months following the date of the Qualifying Termination.  The Executive will receive payment of such amounts on the first day following the six-month suspension period with interest on any delayed payment at the 30-year Treasury Bond rate as published in the Wall Street Journal.

5.             Potential Reduction in Certain Payments.  To the extent payments made to Executive in connection with a Change in Control, or within 24 months after a Change in Control would be considered “excess parachute payments” pursuant to the Code Section 280G, the benefit payment to Executive under this Agreement, when combined with all other parachute payments to Executive, shall be the greater of:

(a)    Executive’s benefit under the Agreement reduced to the maximum amount payable to Executive such that when it is aggregated with payments and benefits under all other plans and arrangements it will not result in an “excess parachute payment;” or

(b)   Executive’s benefit under the Agreement after taking into account the amount of the excise tax imposed on Executive under Code Section 280G due to the benefit payment.

The determination of whether any reduction in the rights or payments under this Agreement is to apply will be made by the Company in good faith after consultation with Executive, and such determination will be conclusive and binding on Executive.  The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payments under Section 4(a)(ii).

6.             Withholding Taxes.  The Company may withhold from all payments due to Executive (or his beneficiary or estate) hereunder all taxes that, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

7.             Reimbursement of Expenses.  If any contest or dispute shall arise under this Agreement involving termination of Executive’s employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse Executive for all reasonable legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute (regardless of the result thereof), together with interest in an amount equal to the prime rate as published in the Wall Street Journal from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives Executive’s statement for such fees and expenses through the date of payment thereof, regardless of whether or not Executive’s claim is upheld by an arbitration panel.  In no event will reimbursement be made later than the end of the year following the year in which the expense was incurred.

8.             Scope of Agreement.  Nothing in this Agreement shall be deemed to entitle Executive to continued employment with the Company or its Subsidiaries, and if Executive’s employment with the Company shall terminate prior to a Change in Control, Executive shall have no further rights under this Agreement (except as otherwise provided hereunder); provided, however, that any termination of Executive’s employment during the Termination Period shall be subject to all of the provisions of this Agreement.

9.             Successors; Binding Agreement.

(a)   This Agreement shall not be terminated by any Business Combination. In the event of any Business Combination, the provisions of this Agreement shall be binding upon the Surviving Corporation, and such Surviving Corporation shall be treated as the Company hereunder.

(b)   The Company agrees that in connection with any Business Combination, it will cause any successor entity to the Company unconditionally to assume (and for any Parent Corporation in such Business Combination to guarantee), by written instrument delivered to Executive (or his beneficiary or estate), all of the obligations of the Company hereunder.  Failure of the Company to obtain such assumption and guarantee prior to the effectiveness of any such Business Combination that constitutes a Change in Control shall be a breach of this Agreement and shall constitute Good Reason hereunder and shall entitle Executive to compensation and other benefits from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive’s employment were terminated following a Change in Control by reason of a Qualifying Termination.  For purposes of implementing the foregoing, the date on which any such Business Combination becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by Executive.

(c)   This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If Executive dies while any amounts are payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive’s estate.

10.           Notice.

(a)   For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or 5 days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

If to Executive:	At the address set forth below the signatory

If to the Company:	MainSource Financial Group, Inc.
2105 N. State Road 3 Bypass
Greensburg, Indiana 47240
Attn: Chairman of the Board

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(b)   A written notice of Executive’s date of termination by the Company or Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) specify the Date of Termination (which date shall not be less than 15 days (30, if termination is by the Company for Disability) nor more than 60 days after the giving of such notice).  The failure by Executive or the Company to set forth in such notice any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder.

11.           Full Settlement; Resolution of Disputes.  The Company’s obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be in lieu of and in full settlement of all other severance payments to Executive under any other severance or employment agreement between Executive and the Company, and any severance plan of the Company.  The Company’s obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Executive or others.  In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, except as provided in Section 4(b), such amounts shall not be reduced whether or not Executive obtains other employment.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Indianapolis, Indiana by three arbitrators in accordance with the rules of the American Arbitration Association then in effect.  The results of the arbitration will be binding on both parties and may not be appealed.  Judgment may be entered on the arbitrators’ award in any court having jurisdiction.  The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section.

12.           Employment with Subsidiaries.  Employment with the Company for purposes of this Agreement shall include employment with any Subsidiary.

13.           Survival.  The respective obligations and benefits afforded to the Company and Executive as provided in Sections 4 (to the extent that payments or benefits are owed as a result of a termination of employment that occurs during the term of this Agreement), 5 (to the extent that Payments are made to Executive as a result of a Change in Control that occurs during the term of this Agreement), 6, 7, 9(c) and 11 shall survive the termination of this Agreement.

14.           Governing Law; Validity.  The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Indiana without regard to the principle of conflicts of laws.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

15.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

16.           Miscellaneous.  No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and by a duly authorized officer of the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  Except as set forth in Sections l(b) and l(f), the failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.  Except as otherwise specifically provided herein, the rights of, and benefits payable to, Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and Executive has executed this Agreement, in each case as of the day and year first set forth above.

MAINSOURCE FINANCIAL GROUP, INC.

Archie M. Brown, Jr., President and Chief Executive Officer

EXECUTIVE

Daryl R. Tressler

Address